EXHIBIT 23.2

Chang G. Park, CPA, Ph. D.
t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

March 11, 2008

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of March 5, 2008 on the audited consolidated financial statements of Dot VN, Inc. and subsidiary as of April 30, 2007 and 2006, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Chang G. Park

Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board

Chang G. Park, CPA, Ph. D.
t 371 E STREET t CHULA VISTA t CALIFORNIA 91910-2615 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

March 11, 2008

To Whom It May Concern:

The firm of Chang G. Park, CPA consents to the inclusion of our report of March 5, 2008 on the reviewed condensed consolidated financial statements of Dot VN, Inc. and subsidiary as of October 31, 2007, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Chang G. Park

Chang G. Park, CPA

Member of the California Society of Certified Public Accountants
Registered with the Public Company Accounting Oversight Board